Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated May 16, 2013, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on May 17, 2013 (Accession Number 0001193125-13-225827).

Amended Schedule B, dated June 14, 2013, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on June14, 2013 (Accession Number 0001193125-13-259111).